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EXHIBIT 10.20

SUB-SUBLEASE

Recitals
Section 1.	Sub-Sublease
Section 2.	Warranty by Sub-Sublandlord
Section 3.	Term
Section 4.	Rent
Section 5.	Security
Section 6.	Other Provisions of Sub-Sublease
Section 7.	Cancellation
Section 8.	Attorney Fees
Section 9.	Brokers
Section 10.	Notices
Section 11.	Attornment
Section 12.	Late Charge and Interest
Section 13.	Entire Agreement
Section 14.	Time of Essence
Section 15.	Consent by Master Landlord and Sublandlord
Section 16.	Governing Law

    THIS SUB-SUBLEASE ("Sub-Sublease") is made and entered into as of December   , 1999, between INTERWOVEN, INC., a California corporation ("Sub-Sublandlord"), and Preview Systems, Inc., a Delaware corporation ("Sub-Subtenant").

R E C I T A L S

    A.  SUNNYVALE PARTNERS LIMITED PARTNERSHIP, an Illinois limited partnership, as landlord ("Landlord"), and FIRST DATA MERCHANT SERVICES CORPORATION, as tenant ("Tenant"), entered into a lease, made as of March 18, 1997 ("Master Lease"), with respect to premises described in the Master Lease and commonly known as 1195 West Fremont Boulevard, Sunnyvale, California ("Master Premises").

    B.  A copy of the Master Lease is attached and incorporated in this Sub-Sublease as Exhibit A.

    C.  Tenant, as sublessor ("Sublessor"), subleased a portion of the Premises ("Subleased Premises") to Software.Net Corporation (whose name was changed to beyond.com), as sublessee, by means of a sublease, dated     day of          , 1998 ("Sublease"). The Subleased Premises is comprised of 52,185 rentable square feet ("RSF").

    D.  A copy of the Sublease is attached and incorporated in this Sub-Sublease as Exhibit B.

    E.  By means of an assignment of lease ("Assignment of Lease"), beyond.com assigned to Sub-Sublandlord all of beyond.com's right, title and interest in the Subleased Premises and the Sublease.

    F.  Sub-Sublandlord desires to sub-sublease to Sub-Subtenant, and Sub-Subtenant desires to sub-sublease from Sub-Sublandlord, the entire second floor of the Subleased Premises which is identified in Exhibit C hereto and which is comprised of 26,092.5 RSF ("Sub-Subleased Premises").

    NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, the parties hereto agree as follows:

    Section 1.  Sub-Sublease.

    Sub-Sublandlord sub-subleases to Sub-Subtenant on the terms and conditions contained in this Sub-Sublease the Sub-Subleased Premises.

    Section 2.  Warranty by Sub-Sublandlord.

    Sub-Sublandlord warrants to Sub-Subtenant that the Sublease has not been amended or modified except as expressly set forth in this Sub-Sublease; that Sub-Sublandlord's entry into this Sub-Sublease will not conflict with or constitute a breach under either the Master Lease or the Sublease; that Sub-Sublandlord is not now, and as of the commencement of the Term (defined hereinafter) will not be, in default or breach of any of the provisions of the Sublease; and that Sub-Sublandlord has no knowledge of any claim by Sublandlord that Sub-Sublandlord is in default or breach of any of the provisions of the Sublease.

    Section 3.  Term.

    The term of this Sub-Sublease ("Term") will commence on the "Commencement Date" which means (i) the date Sub-Subtenant takes actual possession of the Sub-Subleased Premises if prior to the "Scheduled Commencement Date," (ii) December 15, 1999 ("Scheduled Commencement Date") if on such date the term has not already begun and Sub-Sublandlord tenders possession of the Sub-Subleased Premises to Sub-Subtenant with all tenant improvements, if any, to be constructed by Sub-Sublandlord substantially completed or (iii) such date subsequent to the Scheduled Commencement Date on which Sub-Sublandlord tenders possession of the Sub-Subleased Premises to Sub-Subtenant with the tenant improvements, if any, substantially completed if on such date the term has not already begun and if on such date Sub-Sublandlord may tender possession to Sub-Subtenant in accordance with the provisions of this Sublease. The Term shall end on August 31, 2003 unless terminated earlier in accordance with the provisions of this Sublease ("Termination Date"). If for any reason Sub-Sublandlord does not tender possession to Sub-Subtenant on the Scheduled Commencement Date as provided above, Sub-Sublandlord will not be subject to any liability for this failure, the Termination Date will not be extended by the delay, and the validity of this Sublease will not be impaired. Rent will be abated until tender of possession. However, if Sub-Sublandlord has not tendered possession to Sub-Subtenant within sixty (60) days after the Scheduled Commencement Date, at any time after that date and before tender of possession, Sub-Subtenant may give written notice to Sub-Sublandlord of Sub-Subtenant's intention to cancel this Sublease. The notice will set forth an effective date for the cancellation, which will be at least ten (10) days after delivery of notice to Sub-Sublandlord. If Sub-Sublandlord tenders possession to Sub-Subtenant on or before this effective date, this Sublease will remain in full force. If Sub-Sublandlord fails to tender possession to Sub-Subtenant on or before such effective date, this Sublease will be canceled. Upon cancellation, all consideration previously paid by Sub-Subtenant to Sub-Sublandlord on account of this Sublease will be returned to Sub-Subtenant, this Sublease will be of no further force and effect, and Sub-Sublandlord will have no further liability to Sub-Subtenant because of such delay or cancellation. If Sub-Sublandlord permits Sub-Subtenant to take possession prior to the Scheduled Commencement Date, the early possession will not advance the Termination Date and will be subject to all the provisions of this Sublease, including, without limitation, the payment of rent.

    Section 4.  Rent.

    (a)  Base Rent.  Sub-Subtenant will pay to Sub-Sublandlord as monthly base rent ("Base Rent"), without deduction, setoff, notice, or demand, at 1195 West Fremont Boulevard, Sunnyvale, California or at any other place Sub-Sublandlord designates by notice to Sub-Subtenant, the following amounts per RSF: (i) months 1-6: $2.83, (ii) months 7-18: $2.92, (iii) months 19-30: $3.00 and (iv) months 31-42: $3.10.

    (b)  Additional Rent.  Sub-Subtenant shall pay to Sub-Sublandlord as additional rent ("Additional Rent"), fifty percent (50%) of all amounts (other than Base Rent) that Sub-Sublandlord is obligated under the Sublease (i) to pay to Sublandlord, (ii) to pay to Landlord, or (iii) to pay on behalf of Sublandlord, with respect to the Sub-Subleased Premises. Each item of Additional Rent shall be paid to Sub-Sublandlord by Sub-Subtenant on or before the third day prior to the last day that payment of such item by Sub- Sublandlord to Sublandlord would be made on a timely basis.

    (c)  Pro Ration.  If the Term begins or ends on a day other than the first or last day of a month, the Rent for the partial months will be prorated on a per diem basis.

    Section 5.  Security.

    (a) Prior to the Commencement Date, Sub-Subtenant shall deposit with Sub-Sublandlord $148,727.25 which sum shall be held by Sub-Sublandlord as security ("Security Deposit") for the faithful performance by Tenant of all of the terms, covenants, and conditions of this Sub-Sublease to be kept and performed by Sub-Subtenant. If Sub-Subtenant defaults with respect to any provisions of this Sub-Sublease, including, but not limited to, the provisions relating to the payment of rent, Sub-Sublandlord may (but shall not be required to) use, apply or retain all or any part of this Security Deposit for the payment of any rent or any other sum in default, or for the payment of any other amount which Sub- Sublandlord may spend or become obligated to spend by reason of Sub-Subtenant's default or to compensate Sub-Sublandlord for any loss or damage which Sub-Sublandlord may suffer by reason of Sub-Subtenant's default. If any portion of the Security Deposit is to used or applied, Sub-Subtenant shall, within ten (10) days after demand therefore, deposit cash with Sub-Sublandlord in an amount sufficient to restore the Security Deposit to its original amount and Sub-Subtenant's failure to do so shall be a material breach of this Lease. Sub-Sublandlord shall not be required to keep this Security Deposit separate from its general funds, and Sub-Subtenant shall not be entitled to interest on such Security Deposit. If Sub-Subtenant shall fully and faithfully perform every provision of this Sub-Sublease to be performed by it, the Security Deposit or any balance thereof (less any claims by Sub-Sublandlord) shall be returned to Sub-Subtenant (or, at Sub-Sublandlord's option, to the last assignee of Sub-Subtenant's interest hereunder) within two (2) weeks after the expiration of this Sub-Sublease and after Sub-Subtenant or its last assignee has vacated the Sub-Subleased Premises; provided, however, if any portion of the Security Deposit is applied to repair damages to the Sub-Subleased Premises caused by Sub-Subtenant or Sub-Subtenant's agents or to clean the Sub-Subleased Premises, then the balance of the Security Deposit shall be returned to Sub-Subtenant (or, at Sub-Sublandlord's option to the last assignee of Sub-Subtenant's interest hereunder) no later than thirty (30) days from the date Sub-Sublandlord receives possession of the Sub-Subleased Premises. Sub-Subtenant shall not transfer or encumber the Security Deposit nor shall Sub-Sublandlord be bound by Sub-Subtenant's attempt to do so. Should Sub-Sublandlord sell its interest in the Sub-Subleased Premises during the Term hereof and if Sub-Sublandlord deposits with the purchaser there the then unappropriated funds deposited by Sub-Subtenant as aforesaid, thereupon Sub-Sublandlord shall be discharged from any further liability with respect to such Security Deposit.

    (b) As additional security for the performance of every provision of this Sub-Sublease to be performed by Sub-Subtenant, Sub-Subtenant shall deposit with Sub-Sublandlord concurrently with Sub-Subtenant's execution and delivery of this Sub-Sublease an unconditional, irrevocable sight draft letter of credit in the principal amount of $148,727.25 ("Letter of Credit"), in form and content acceptable to Sub-Sublandlord (including, without limitation, a provision that any termination or cancellation thereof not be effective until at least ten (10) days after delivery of written notice to Sub-Sublandlord of such termination or cancellation) and drawn on a commercial lender acceptable to Sub-Sublandlord, having a term equal to (or being automatically renewable to) July 1, 2003. Upon a default by Sub-Subtenant under this Sub-Sublease, without waiver of any rights that Sub-Sublandlord may have under this Sub-Sublease or at law or in equity as a result of such default, Sub-Sublandlord shall have the right to draw upon the Letter of Credit an amount necessary to cure such default, either prior to, concurrently with or after Sub-Sublandlord's application of all or any portion of the Security Deposit, for payment of any sums as provided in this Section 5 with respect to the application of the Security Deposit. If all or any portion of the Letter of Credit is drawn upon by Sub-Sublandlord hereunder, Sub-Subtenant shall, within ten (10) days after written demand therefore, restore the Letter of Credit to its original amount (or if drawn upon in full, deliver to Sub-Sublandlord a replacement Letter of Credit), and Sub-Subtenant's failure to do so shall constitute a default by Sub-Subtenant under this Sub-Sublease. In addition, the failure at any time by Sub-Subtenant to keep the Letter of Credit in full force and effect as required hereunder shall constitute a default by Sub-Subtenant under this Sub-Sublease.

    Section 6.  Other Provisions of Sub-Sublease.

    (a)  Sublease Provisions.  All applicable terms of the Sublease are incorporated into and made a part of this Sub-Sublease ("Incorporated Provisions") as if (i) Sub-Sublandlord were the Sublessor under the Sublease, (ii) Sub-Subtenant were the Sublessee, and (iii) the Sub-Subleased Premises were the Premises, except for Sections 2, 12, 22 and 30 of the Sublease and except for the exceptions set forth in Section 7(a) of the Sublease and excluding Section 18A of the Master Lease. In the event of a conflict between a provision of this Sub-Sublease and an Incorporated Provision, the provision of this Sub-Sublease shall govern and take precedence. Sub-Subtenant shall perform the obligations contained in the Incorporated Provisions during the Term to the extent that these obligations are applicable to the Sub-Subleased Premises.

    (b)  No Violation of Master Lease or Sublease.  Sub-Subtenant represents and warrants that it has carefully read and reviewed the Master Lease and the Sublease. Sub-Subtenant will not commit or suffer any act or omission that will violate any provision of the Master Lease or the Sublease.

    (c)  Sub-Sublandlord Obligations.  Sub-Sublandlord will exercise due diligence in using its best efforts to attempt to cause Sublandlord to perform its obligations under the Sublease for the benefit of Sub-Subtenant.

    (d)  Termination of the Master Lease or Sublease.  If the Master Lease terminates, at the option of Landlord, this Sub-Sublease will terminate and the parties will be relieved of any further liability or obligation under this Sub-Sublease. However, if the Master Lease terminates as a result of a default or breach by Sub-Sublandlord or Sub-Subtenant under this Sub-Sublease, the Sublease or the Master Lease, the defaulting party will be liable to the nondefaulting party for the damages suffered as a result of the termination. Notwithstanding the foregoing, if the Sublease gives Sub-Sublandlord any right to terminate the Sublease in the event of the partial or total damage, destruction, or condemnation of the Subleased Premises or the building or project of which the Subleased Premises are a part, the exercise of such right by Sub-Sublandlord will not constitute a default or breach.

    (e)  Improvements.  Sub-Subtenant has inspected all improvements in the Sub-Subleased Premises and accepts them "AS IS." Sub-Subtenant expressly acknowledges that (i) all existing cubicles are in clean and operating condition, and (ii) all cubicles and offices are wired for telephones and a network system. Sub-Sublandlord makes no representations or warranties with regard to the conditions of the Sub-Subleased Premises. Sub-Subtenant may investigate the Sub-Subleased Premises and all parts thereof prior to signing this Sub-Sublease. To the best of Sub-Sublandlord's knowledge, Sub-Sublandlord is not aware of any problems or defects related to the building systems.

    (f)  Americans with Disabilities Act ("ADA").  Sub-Subtenant shall have no obligation to make any changes or alterations to the Sub-Subleased Premises to bring it into compliance with ADA unless Sub-Subtenant's particular use of the Sub-Subleased Premises created the need to make such changes or alterations to bring the Sub-Subleased Premises into compliance.

    (g)  Removal of Improvements/Alterations.  Upon the expiration of the Term or any earlier termination of this Sub-Sublease, Sub-Subtenant shall be obligated to remove only those improvements and alterations installed by, or for the benefit of, Sub-Subtenant.

    Section 7.  Cancellation.

    Sub-Sublandlord and Sub-Subtenant each shall have the right to cancel this Sub-Sublease with such cancellation becoming effective upon either June 30, 2001 or December 31, 2001. For such cancellation to be effective, the canceling party must deliver a written notice of cancellation to the other party at least 180 days prior to June 30, 2001 or December 31, 2001, as applicable. Cancellation in accordance with the provisions of this Section 7 shall be treated as an expiration of the Term of the Sub-Sublease.

    Section 8.  Attorney Fees.  If either party commences an action against the other in connection with the Sub-Sublease, the prevailing party will be entitled to recover costs of suit and reasonable attorney fees.

    Section 9.  Brokers.  Sub-Sublandlord and Sub-Subtenant each warrants that it has not dealt with any real estate broker in connection with this transaction other than The Staubach Company which represents Sub-Sublandlord. Sub-Subtenant shall pay a real estate commission to The Staubach Company. Sub-Sublandlord shall not owe any real estate commission to The Staubach Company. Sub-Sublandlord and Sub-Subtenant, as the case may be, shall indemnify, defend, and hold the other harmless against any damages incurred as a result of a breach of the warranty contained in this Sub-Sublease by such breaching party.

    Section 10.  Notices.

    All notices and demands that may be required or permitted by either party to the other will be in writing. All notices and demands to the Sub-Sublandlord and to the Sub-Subtenant will be sent by United States Mail, postage prepaid, addressed to the address below or to any other place that Sub-Subtenant may from time to time designate in a notice to the Sub-Sublandlord. All notices and demands by the Sub-Subtenant to Sub-Sublandlord will be sent by United States Mail, postage prepaid, addressed to the Sub-Sublandlord at the address in this Sub-Sublease, and to any other person or place that the Sub-Sublandlord may from time to time designate in a notice to the Sub-Subtenant.

To Sub-Sublandlord:	1195 West Fremont Boulevard Sunnyvale, CA 94087
To Sub-Subtenant:	1195 West Fremont Boulevard Sunnyvale, CA 94087

    Section 11.  Attornment.

    If the Sublease terminates, Sub-Subtenant will, if requested, attorn to Sublandlord and recognize Sublandlord as Sub-Sublandlord under this Sub-Sublease.

    Section 12.  Late Charge and Interest.

    The late payment of any Rent will cause Sub-Sublandlord to incur additional costs, including the cost to maintain in full force the Sublease, administration and collection costs, and processing and accounting expenses. If Sub-Sublandlord has not received any installment of Rent within five (5) days after that amount is due, Sub-Subtenant will pay five percent (5%) of the delinquent amount, which is agreed to represent a reasonable estimate of the cost incurred by Sub-Sublandlord. In addition, all delinquent amounts will bear interest from the date the amount was due until paid in full at a rate per annum ("Applicable Interest Rate") equal to the greater of (a) five percent (5%) per annum plus the then federal discount rate on advances to member banks in effect at the Federal Reserve Bank of San Francisco on the 25th day of the month preceding the date of this Sublease or (b) ten percent (10%). However, in no event will the Applicable Interest Rate exceed the maximum interest rate permitted by law that may be charged under these circumstances. Sub-Sublandlord and Sub-Subtenant recognize that the damage Sub-Sublandlord will suffer in the event of Sub-Subtenant's failure to pay this amount is difficult to ascertain and that the late charge and interest are the best estimate of the damage that Sub-Sublandlord will suffer. If a late charge becomes payable for any three (3) installments of Rent within any twelve (12) month period, the Rent will automatically become payable quarterly in advance.

    Section 13.  Entire Agreement.

    This Sub-Sublease sets forth all the agreements between Sub-Sublandlord and Sub-Subtenant concerning the Sub-Subleased Premises, and there are no other agreements either oral or written other than as set forth in this Sub-Sublease. Sub-Subtenant may sub-sub-sublease a portion or all of the Sub-Subleased Premises if such sub-sub-sublease receives the applicable approvals and consents from the Landlord, the Sublandlord and the Sub-Sublandlord.

    Section 14.  Time of Essence.

    Time is of the essence in this Sub-Sublease.

    Section 15.  Consent by Master Landlord and Sublandlord.

    THIS SUB-SUBLEASE WILL HAVE NO EFFECT UNLESS CONSENTED TO BY MASTER LANDLORD WITHIN 10 DAYS AFTER EXECUTION IF CONSENT IS REQUIRED UNDER THE TERMS OF THE MASTER LEASE. THIS SUB-SUBLEASE WILL HAVE NO EFFECT UNLESS CONSENTED TO BY SUBLANDLORD WITHIN 10 DAYS AFTER EXECUTION IF CONSENT IS REQUIRED UNDER THE TERMS OF THE SUBLEASE.

    Section 16.  Counterparts.

    This Sub-Sublease may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

    Section 17.  Governing Law.

    This Sub-Sublease will be governed by and construed in accordance with California law.

    IN WITNESS WHEREOF, the parties have executed this Sublease as of the date first above written.

SUB-SUBTENANT: Preview Systems, Inc., a Delaware corporation
By:

Name:

Its:

SUB-SUBLANDLORD: Interwoven, Inc., a California corporation
By:

Name:

Its:

ACKNOWLEDGED AND CONSENTED TO:

    Tenant under the Master Lease, and Sublandlord under the Sublease, hereby consents to the Sub-Sublease of the Sub-Subleased Premises as described in the foregoing Sub-Sublease and confirms that the consent given hereby satisfies the requirements for consent of the sub-subletting of the Sublet Premises set forth in the Sublease. Sublandlord agrees not to disturb Sub-Subtenant's quiet enjoyment and possession of the Sub-Subleased Premises for so long as Sub-Subtenant faithfully performs its obligations under the Sub-Sublease. If, during the term of this Sub-Sublease, the Sub-Sublease is terminated and Sub-Subtenant is not in default of the Sub-Sublease including the Incorporated Provisions, then: (a) Sublandlord shall not terminate or disturb Sub-Subtenant's possession of the Sub-Subleased Premises under the Sub-Sublease; (b) Sublandlord shall be bound to Sub-Subtenant under all the terms and conditions of the Sub-Sublease; (c) Sub-Subtenant shall recognize and attorn to Sublandlord as Sub-Subtenant's direct landlord under the Sub-Sublease; and (d) the Sub-Sublease shall continue in full force and effect as a direct lease, in accordance with its terms, between Sublandlord and Sub-Subtenant.

SUBLANDLORD: FIRST DATA MERCHANT SERVICES CORPORATION
By:

Its:

ACKNOWLEDGED AND CONSENTED TO:

    SUNNYVALE PARTNERS LIMITED PARTNERSHIP, Landlord under the Lease, hereby consents to the Sub-Sublease of the Sub-Subleased Premises as described in the foregoing Sub-Sublease and confirms that the consent given hereby satisfies the requirements for Landlord's consent of the sub-subletting of the Premises set forth in the Master Lease.

LANDLORD: SUNNYVALE PARTNERS LIMITED PARTNERSHIP an Illinois limited partnership
By:

Its:

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SUB-SUBLEASE